Exhibit 99.1
NEWS RELEASE
Contact: Bob G. Alexander
FOR IMMEDIATE RELEASE
(OTC BULLETIN BOARD: NEGI)
NATIONAL ENERGY GROUP, INC. ANNOUNCES THE DATE OF AND THE RECORD DATE FOR THE SPECIAL MEETING OF SHAREHOLDERS
DALLAS, TX — December 13, 2007 — As previously announced, the Board of Directors of National Energy Group, Inc. (“NEGI” or the “Company”) (OTC Bulletin Board: NEGI) has determined, in its best business judgment after consideration of all strategic options available to the Company, that it is in the best interests of the Company’s shareholders to liquidate all of the Company’s assets and to dissolve the Company. On November 12, 2007, the Company’s Board of Directors approved the dissolution of the Company and the Plan of Complete Dissolution and Liquidation, subject to required shareholder approval at a special meeting of the Company’s shareholders (the “Special Meeting”).
     The Company today announced that the Company’s Board of Directors has determined that the Special Meeting is to be held in the White Rock Room, Radisson Hotel Central Dallas, 6060 North Central Expressway, Dallas, Texas 75206 at 10:00 a.m., Central Time, on Thursday, February 7, 2008, to consider and vote on the following matters: (1) to approve the Plan of Complete Dissolution and Liquidation of National Energy Group, Inc. and the dissolution and liquidation of the Company in accordance therewith; and (2) to transact such other business as may properly come before the Special Meeting.
     The Company’s Board of Directors has set the close of business on December 27, 2007 as the record date as of which shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof shall be determined. The Company expects to mail a definitive proxy statement relating to the Special Meeting on or about January 7, 2008 to the Company’s shareholders of record as of the record date.
Forward Looking Statements
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time.